Exhibit 99.1

nDivision Inc. Acquired by Go2Green Landscaping, Inc.,

FOR IMMEDIATE RELEASE

Glendale, CA – 02/13/2018– Glendale, CA based Go2Green Landscaping, Inc. (OTC PINK: GTGN) ("Go2Green", or the "Company"), has announced its acquisition of nDivision Inc. a Texas-based information technology services company.

Go2Green Landscaping, Inc. will immediately begin to operate under the nDivision Inc. brand name. Alan Hixon will become the Company's new CEO and Tom Toth and John Scavo have resigned from all positions in the Company, including as directors and officers. In connection with the merger agreement, the Company was restructured from 14,400,000 common shares issued and outstanding, to approximately 39,249,337 common shares issued and outstanding, which includes 27,500,000 common shares issued to the nDivision shareholders pursuant to the agreement and plan of merger with nDivision.

About nDivision Inc.

nDivision provides managed services, consisting of the remote management of datacenter equipment, systems and networks, as well as end user help desk services, consisting of the remote support of computer users, to domestic and international customers.  Please visit www.ndivision.com.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this Press Release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on many assumptions and estimates and are not guarantees of future performance. These statements may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements including statements regarding expected benefits of the merger. Actual results could differ materially from those projected or forecast in such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. Go2Green Landscaping, Inc. assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Our actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation those set forth as "Risk Factors" in our filings with the Securities and Exchange Commission ("SEC"). There may be other factors not mentioned above or included in the Company's SEC filings that may cause actual results to differ materially from those projected in any forward-looking statement.

Contact:

Go2Green Landscaping, Inc.
Email: info@nDivision.com